UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 29, 2004

Date of Report (Date of earliest event reported)

ONVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29609	91-1859172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Mercer Street

Seattle, Washington 98109

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 282-5170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SE\9061994.2

2103399-900000

Item 1.01 Entry into a Material Definitive Agreement.

Effective November 29, 2004, Onvia, Inc. granted to four executive officers stock options to purchase shares of the Company’s common stock under the Company’s Amended and Restated 1999 Stock Option Plan (the “Plan”). Each of these new stock options vests over five years, has up to a ten-year term, is subject to the terms and conditions of the Plan, and is priced above the fair market value as of the grant date. The average closing price over the past 90 business days was $5.17, while the exercise prices for the options range from $7.50 to $10.00.

Mr. Pickett received 600,000 stock options, at the exercise strike price of $10.00 per share. Executive Vice President Irvine N. Alpert received 100,000 options, Chief Information Officer Matthew S. Rowley received 40,000 options, and the Chief Accounting Officer Cameron S. Way received 30,000 options, all with the exercise price of $7.50 per share. In the case of Mr. Pickett, fifty percent of the unvested portion of each option would become vested in the event of a change in control of the Company in which the options were not assumed, and each option held by Mr. Pickett would fully vest if within 12 months following a change in control his employment by the Company were either terminated other than for cause or terminated by Mr. Pickett for good reason. In the case of Mr. Alpert, Mr. Rowley, and Mr. Way, twenty-five percent of the unvested portion of each option would become vested in the event of a change of control of the Company in which the options were not assumed, and each option held by Mr. Alpert, Mr. Rowley, and Mr. Way would fully vest if within 12 months following a change in control their employment by the Company were either terminated other than for cause or terminated by them for good reason. Each of these options vests as follows: one-sixtieth (1/60th) of the original number of options at the end of each month for so long as the recipient of the option remains an employee of the Company, with vesting beginning on November 29, 2004.

The Board of the Company believes that the premium-priced stock option grants are critical to aligning the interests of executive officers with stockholders because the only way premium-priced stock options benefit executives is if shareholder value increases first. Mr. Pickett owns 129,509 shares and 306,979 vested stock options. Mr. Pickett and the Board have agreed that the new stock option grant will be Mr. Pickett’s sole incentive compensation package for the foreseeable future.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Form of notice of grant and stock option agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onvia, Inc.

November 29, 2004	By:	/s/ Michael D. Pickett
Michael D. Pickett Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of notice of grant and stock option agreement

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